Exhibit 16.1

January 4, 2006

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Orbit Brands Corporation

Dear Sirs/Madams:

We have read the statements in Item 4 of Form 8-K of Orbit Brands Corporation dated January 4, 2006. We agree with the statements concerning our firm in such
Form 8-K.

Yours truly,

/s/  Stark Winter Schenkein & Co., LLP